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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K



                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date earliest event reported): March 28, 2000
                                                   ----------------



                       WORLDNET RESOURCE GROUP, INC.
                      --------------------------------
           (Exact name of registrant as specified in its charter)



     UTAH                             000-28225               87-0541680
----------------------------         -----------         -----------------
(State or other jurisdiction         (Commission         (I.R.S. Employer
 of incorporation)                    File No.)         Identification No.)



                        4052 Del Rey Ave., Suite 108
                      Marina Del Rey, California 90292
                  ---------------------------------------
                  (Address of principal executive offices)
                                  (Zip Code)



                               (310) 578-6970
                             ------------------
            (Registrant's telephone number, including area code)


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Item 5.  Other Events
---------------------
     On March 28, 2000, the Company accepted the resignations of the following directors:

     -    William K. Beck
     -    Edward Superfon
     -    Robert C. Stenquist

     Each of these directors resigned for personal reasons and not as the result of any disagreement with the Company on any matter.

     On March 28, 2000, the Company also accepted the resignation of Robert
C. Stenquist as the Company's Secretary and Treasurer. Mr. Stenquist resigned for personal reasons and not as the result of any disagreement with the Company on any matter. Mr. Stenquist has been appointed as an Assistant Secretary of the Company.

     On March 28, 2000, the Company appointed Debra Gilson, age 30, as Secretary and Treasurer to fill the vacancy left by Mr. Stenquist's resignation. Ms. Gilson has a seven year background in the music and internet business in the areas of contractual negotiations, marketing and business development. She has been employed at Entertainment Boulevard, Inc. as Vice President of Administration since 1997. Ms. Gilson handles contracts, human resources, and bi-weekly newsletters to Vidnet.com viewers. Prior to joining Entertainment Boulevard, Ms. Gilson worked at Caliber Records, Inc. from 1992 to 1996, where she handled artist contracts, marketing, manufacturing and accounts receivable. From 1996-1997, Ms. Gilson was engaged in temporary jobs at New Line Cinema's legal department and at Sony Music Soundtrax. Ms. Gilson received a Bachelor of Arts degree in Film Studies from the University of California at Santa Barbara in 1991.

     The Company has reached an agreement in principle to acquire all of the issued and outstanding common shares of Car Rental Direct.com, Inc., ("CRD") a privately held Nevada corporation engaged in the car rental business. The Company will issue CRD 1,578,950 shares of its common stock and options to purchase an additional 1,052,640 shares of Company common stock, with a strike price of $1.90 per share. The Company has committed to fund CRD with $5,000,000 by no later than December 31, 2000. The Company anticipates a Definitive Agreement will be negotiated and entered into and the transaction will be closed within 60 days of the date of this Form 8-K.

     The Company has reached an agreement in principle to acquire all of the issued and outstanding shares of Engulf and Devour Creative Group, Inc. Engulf and Devour designs and builds internet web pages. The Company will issue 750,000 shares of the Company's common stock to Engulf and Devour. The Company anticipates a Definitive Agreement will be negotiated and entered into and the transaction will be closed within 60 days of the date of this Form 8-K.

     The Company has reached an agreement in principle to enter into a joint venture agreement with Hagen Marketing & Communications, Inc., ("Hagen") a South Dakota corporation, to sale agricultural and related industry products over the internet. The Company will be issued 60% of the issued and outstanding shares of the joint venture company. Hagen will receive 40% of the shares of the joint venture company, 750,000 shares of the Company's common stock, and warrants to purchase an additional 750,000 shares of the Company's common stock at $3.00 per share. The Company has also committed to fund the joint venture company with $200,000. The Company anticipates a Definitive Agreement will be negotiated and entered into and the transaction will be closed within 60 days of the date of this Form 8-K.
                                     2
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   WORLDNET RESOURCE GROUP, INC.



March 29, 2000                     By: /s/  Samy Salem
                                   ----------------------------
                                   Samy Salem, President











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